Exhibit 99.1

IntelGenx Announces Additional Development And Commercialization Agreement With Par Pharmaceutical, Inc. For Two More Products

SAINT LAURENT, QUEBEC, January 13, 2014 - IntelGenx Corp. (TSX-V: IGX) (OTCQX: IGXT) (“IntelGenx” or the “Company”), a Canadian drug delivery company focusing on oral drug delivery, today announced that it has entered into another development and commercialization agreement with Par Pharmaceutical, Inc. ("Par") for two new products utilizing IntelGenx' proprietary oral drug delivery platforms.

Under the terms of the agreement, Par has obtained certain exclusive rights to market and sell IntelGenx' products in the USA. In exchange IntelGenx will receive upfront and milestone payments, together with a share of the profits upon commercialization. In accordance with confidentiality clauses contained in the agreement, the specifics of the product descriptions, platform technologies and financial terms remain confidential.

“We are very excited to strengthen our affiliation with Par for the development of two new products” stated Dr. Rajiv Khosla, who took over as President and CEO of IntelGenx with effect from January 1st, 2014. “We view this new agreement not only as testament to the excellent working relationship that developed between the two companies during development of the Buprenorphine/Naloxone Sublingual Film Product, but also as further validation of our oral delivery platforms and our ability to develop novel products.”

“Par is very pleased to expand its commercial relationship with IntelGenx,” said Paul V. Campanelli, chief executive officer of Par Pharmaceutical Companies, Inc. “With their innovative technology and talented development team, IntelGenx represents an ideal partner for Par.”

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx’ development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a privately held, U.S.-based specialty pharmaceutical company that develops, manufactures and markets high barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

CONTACT:
Dr. Rajiv Khosla,
President and CEO
IntelGenx Corp.
T: +1 514-331-7440
F: +1 514-331-0436
www.intelgenx.com